UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 7, 2005

GRANT PRIDECO, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-15423	76-0312499

(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)

(832) 878-8000
(Registrant’s telephone number, include area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 8.01. OTHER EVENTS

     As a result of the Company’s testing of internal controls in connection with Sarbanes-Oxley Section 404 requirements, the Company reported a material weakness in its revenue recognition practices. The material weakness relates to inadequate documentation supporting the Company’s revenue recognition procedures in certain of its operating divisions. As a result of the material weakness, the Company tested revenue transactions and determined that while title and risk of loss had transferred to the customer, in certain instances the supporting documentation did not meet all of the requirements to recognize revenue prior to the products being in the physical possession of the customer. Therefore, the revenues and profits from these transactions are required to be deferred until the period in which the customer takes physical possession. The first three quarters of 2004 have been restated, as previously reported in the Company’s 10-Q’s, to properly reflect these deferred revenue transactions. Attached as Exhibit 99.1 to this Form 8-K is a schedule setting forth certain unaudited quarterly and year-end financial information for the year ended December 31, 2004 reflecting the restatement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	2004 Quarterly Financial Information

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRANT PRIDECO, INC.
By:	/s/ MATTHEW D. FITZGERALD
Matthew D. Fitzgerald
Vice President and General Counsel

Date: April 11, 2005

Index to Exhibits

Exhibit
Number	Description
99.1	2004 Quarterly Financial Information